UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

January 18, 2017

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 N. Radnor Chester Rd, Suite 250 Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017, Albena Patroneva, M.D., Chief Medical Officer of Marinus Pharmaceuticals, Inc. (the “Company”), resigned from the Company, effective January 31, 2017, for personal and family reasons.  Jaakko Lappalainen, M.D., Ph.D., the Company’s Vice President of Clinical Development, will assume Dr. Patroneva’s responsibilities on an interim basis effective January 31, 2017.  The Company has also retained an executive search firm, effective immediately, to conduct the search for Dr. Patroneva’s replacement.

Dr. Lappalainen is a U.S. board certified psychiatrist with extensive experience in clinical practice and medical research and has served as the Company’s Vice President of Clinical Development since December 2015.  Prior to that, he served as Executive Director, Drug Development Services at Premier Research CRO, where he oversaw the safety and medical monitoring of clinical trials and provided consultations on clinical trial design and drug development. Prior to Premier Research, Dr. Lappalainen held various clinical development positions at AstraZeneca. While at AstraZeneca, he served as the Global Lead Physician for the MOVANTIK™ (naloxegol) Phase 3 program in non-cancer pain and opioid-induced constipation and the Lead Physician for the early clinical development of two GABAA sub-type selective molecules. Earlier in his career, Dr. Lappalainen served as an Assistant Professor, Clinical Director and Attending Physician at Yale University School of Medicine, Department of Psychiatry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer,
Secretary and Treasurer

Date:  January 19, 2017